Exhibit 16.1

October 14, 2020

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Franklin Wireless Corp., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Franklin Wireless Corp. dated October 14, 2020. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Haskell & White LLP

HASKELL & WHITE LLP
Irvine, California